UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 17, 2007, Donald W. Prosser resigned from his positions as the registrant’s Principal Accounting Officer and Assistant Chief Financial Officer. Effective August 17, 2007, the registrant’s board of directors elected Brent Lewis as Principal Accounting Officer, in addition to his current positions as the registrant’s Chief Financial Officer and Principal Financial Officer.

Mr. Lewis’ business experience and compensatory arrangements were disclosed in the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2007. Such experience and compensatory arrangements have not changed except that on August 10, 2007 the registrant granted Mr. Lewis an option to purchase 20,000 shares of the registrant’s common stock exercisable at $10.00 per share. The option expires ten years from the date of grant and vests in equal installments on the third, fifth and seventh anniversaries of the date of grant, subject to Mr. Lewis’ continued employment with the registrant on such dates and further subject to the terms of the registrant’s 2004 Stock Option and Appreciation Rights Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: August 21, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer